SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): JANUARY 21, 1999

                       TOTAL-TEL USA COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                                   NEW JERSEY
                 (State or other jurisdiction of incorporation)

                        0-2180                    1656895
                        (Commission             (I.R.S. Employer
                        File Number)            Identification Number)

                             OVERLOOK AT GREAT NOTCH
                                 150 CLOVE ROAD
                                     BOX 449
                         LITTLE FALLS, NEW JERSEY 07054
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (973) 812-1100

                                      NONE
          (Former name or former address, if changed since last report)


Item 1.           Change in Control of Registrant

            On January 21, 1999,  Warren Feldman,  Chairman and CEO of Total-Tel
USA Communications, Inc. (the "Company"), and Solomon Feldman, a Director of the Company, and certain affiliates, sold 1,200,000 shares of the Common Stock (the "Shares") to Revision LLC, a Delaware limited liability corporation ("Revision"). The sale was effected pursuant to a Stock Purchase Agreement entered into on December 10, 1998, between the Feldmans Revision and Walt Anderson. The Stock Purchase Agreement and a related Settlement Agreement dated December 10, 1998, are filed as Exhibits 1 and 2, respectively, to the Company's Form 8-K dated December 15, 1998, and are incorporated herein by reference.

            According to Revision's Schedule 13D, dated January 26, 1999, after giving effect to the transaction, Revision and its affiliates beneficially own approximately 39.6% of the outstanding shares of Common Stock. The Company has also been advised by the Feldmans that, after giving effect to the transaction, Warren Feldman, Solomon Feldman, and their affiliates beneficially own approximately 13.6% of the outstanding shares of Common Stock. The Feldmans' holdings include Warren Feldman's unexercised options for 261,000 shares. The purchase price was $24.00 per Share and was paid in cash. According to Revision's January 26, 1999 Schedule 13D, the source of the funds to purchase the Shares was a capital contribution from Gold & Appel, a British Virgin Islands Corporation.

            Under the Stock Purchase Agreement, Warren Feldman and Solomon Feldman each have agreed to use his best efforts to cause the resignations of three members of the current Board of Directors of the Company, (Messrs. Soloman Feldman, Brad Berger, and Joseph Kelly), and to fill the vacancies created thereby with Walt Anderson, the Manager of Revision, Dennis Spina (or if he is unable to serve, another designee of Mr. Anderson), and a designee of Mr. Anderson's who has no affiliation with the Company (the "Reconstituted Board").

            Under the Settlement Agreement, the Company has agreed to prepare, and file with the Securities and Exchange Commission, a proxy statement which contains the recommendation of the Board of Directors in favor of the election the Board at the rescheduled 1998 Annual Meeting of the following six individuals: Warren Feldman, two designees of Warren Feldman, Walt Anderson, and two designees of Walt Anderson. Under the Stock Purchase Agreement, Warren Feldman, Solomon Feldman, Walt Anderson and Revision each has agreed to vote the shares of Common Stock owned by him or it at the Annual Meeting in favor of the members of the Reconstituted Board.

            For the period commencing 12 months from the date of the Stock Purchase Agreement and ending 24 months later, (i) Mr. Anderson and Revision have agreed to vote the shares of Common Stock owned by them in favor of the election to the Board of Directors of two nominees designated by Warren Feldman (one of whom may be Warren Feldman), and (ii) Warren Feldman and Solomon Feldman have agreed to vote the shares of Common Stock owned by them in favor of the election to the Board of Directors of an unlimited number of nominees designated by Mr. Anderson. These voting agreements will become void if the aggregate ownership of Common Stock by Warren Feldman and Solomon Feldman, on the one hand, or Mr. Anderson or Revision, on the other hand, falls below five percent of the then outstanding shares of Common Stock.

Item 7.           Financial Statements And Exhibits

      (a)   Financial statements of businesses acquired.  Not applicable

      (b) Pro forma financial information. Not applicable

(c)            Exhibits.

       Exhibit No.       Description of Exhibit              Reference

     1                 Settlement Agreement, dated         Incorporated by
                       as of December 10, 1998, among      reference from
                       Total-Tel, Revision LLC and         Exhibit 1 to Form 8-K
                       Walt Anderson                       filed on December 15,
                                                           1998

     2                 Stock Purchase Agreement, dated     Incorporated by
                       As December 10, 1998, among         reference from
                       Warren Feldman, Solomon             Exhibit 2 to Form 8-K
                       Feldman, and Revision LLC           filed on December 15,
                       and Walt Anderson                   1998



                                    Signature

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TOTAL-TEL USA COMMUNICATIONS, INC.


Dated:  January 27, 1999                  By:   /s/ Warren H. Feldman
                                                -----------------------
                                                Warren H. Feldman
                                                Chief Executive Officer